Exhibit 3.2

BYLAWS

OF

THE AZEK COMPANY INC.

(Adopted as of June 11, 2020)

ARTICLE I

Offices

Section 1.1. Registered Office. The registered office of The AZEK Company Inc. (the “Corporation”) in the State of Delaware, and the name of its registered agent at such address, shall be as set forth in the certificate of incorporation of the Corporation, as the same may be amended and/or restated from time to time.

Section 1.2. Other Offices. The Corporation may have a principal or other office or offices at such other place or places, either within or without the State of Delaware, as the board of directors of the Corporation (the “Board of Directors” or the “Board”) may from time to time determine or as shall be necessary or appropriate for the conduct of the business of the Corporation.

ARTICLE II

Stockholders

Section 2.1. Annual Meetings. An annual meeting of stockholders shall be held for the election of directors at such date, time and place either within or without the State of Delaware. Alternatively, the annual meeting may not be held at any place, but may instead be held solely by means of remote communication, as may be designated by the Board of Directors from time to time. Any other proper business may be transacted at the annual meeting.

Section 2.2. Special Meetings. Special meetings of stockholders may only be called in the manner provided in the certificate of incorporation. Special meetings of stockholders shall be held at such date, time and place either within or without the State of Delaware. Alternatively, the special meeting may not be held at any place, but may instead be held by means of remote communication, as may be stated in the notice of the meeting. At a special meeting of stockholders, only such business shall be conducted as shall be specified in the notice of meeting (or any supplement to the notice of meeting). Except in the case of a special meeting of stockholders called at the request of the stockholders pursuant to the express terms of the certificate of incorporation, the Board of Directors may postpone, reschedule or cancel any previously scheduled special meeting of stockholders.

Section 2.3. Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given. The written notice shall state: (i) the place, if any, date and hour of the meeting; (ii) the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting; (iii) the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting; and (iv) in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the written notice of any meeting shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation. In addition, if stockholders have consented to receive notices by a form of electronic transmission, then such notice, by facsimile telecommunication, or by electronic mail, shall be deemed to be given when directed to a number or an electronic mail address, respectively, at which the stockholder has consented to receive notice. If such notice is transmitted by a posting on an electronic network together with separate notice to the stockholder of such specific posting, such notice shall be deemed to be given upon the later of (i) such posting, and (ii) the giving of such separate notice. If such notice is transmitted by any other form of electronic transmission, such notice shall be deemed to be given when directed to the stockholder. Notice shall be deemed to have been given to all stockholders of record who share an address if notice is given in accordance with the “householding” rules set forth in the rules of the Securities and Exchange Commission under the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 233 of the Delaware General Corporation Law. For purposes of these by laws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient of the communication, and that may be directly reproduced in paper form through an automated process.

Section 2.4. Adjournments. Subject to Section 2.2, any meeting of stockholders, annual or special, may be adjourned from time to time, to reconvene at the same or some other place. In such event, notice of the adjournment need not be given if the time, place, if any, and the means of remote communications, if any, of the adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 2.5. Quorum. Except where otherwise provided by law or the certificate of incorporation or these bylaws, at each meeting of stockholders, the holders of a majority of the outstanding shares of stock entitled to vote on a matter at the meeting, present in person or represented by proxy, shall constitute a quorum. For purposes of the foregoing, where a separate vote by class or classes is required for any matter, the holders of a majority of the outstanding shares of such class or classes, present in person or represented by proxy, shall constitute a quorum to take action with respect to that vote on that matter. Two or more classes or series of stock shall be considered a single class if the holders of the classes or series of stock are entitled to vote together as a single class at the meeting. In the absence of a quorum of the holders of any class of stock entitled to vote on a matter, either: (i) by majority vote, the holders of such class so present or represented may adjourn the meeting of such class from time to time in the manner provided by Section 2.4 of these bylaws until a quorum of such class shall be so present or represented; or (ii) the Chairperson of the meeting may on his or her own motion adjourn the meeting from time to time in the manner provided by Section 2.4 of these bylaws until a quorum of such class shall be so present and represented without the approval of the stockholders who are present in person or represented by proxy and entitled to vote. If the Chairperson adjourns the meeting in accordance with clause (ii) of the preceding sentence, no notice of the adjournment need be given other than announcement at the meeting. If either: (i) the Corporation; or (ii) another corporation of which the Corporation owns, directly or indirectly, a majority of the shares entitled to vote in the election of such other corporation’s directors owns shares of the Corporation’s capital stock on the record date for determining stockholders entitled to vote at the meeting, those shares shall not be entitled to vote or counted for quorum purposes. The previous sentence shall not limit the right of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

Section 2.6. Organization. Meetings of stockholders shall be presided over by the Chairperson of the Board of Directors, if any. In the absence of the Chairperson of the Board of Directors, meetings of stockholders shall be presided over by a chairperson designated by the Board of Directors. In the absence of such chairperson or of such designation, meetings of stockholders shall be presided over by a chairperson chosen at the meeting by the holders of a majority of the shares entitled to vote who are present, in person or by proxy. The Secretary, or in the absence of the Secretary an Assistant Secretary, shall act as secretary of the meeting. In the absence of the Secretary and any Assistant Secretary, the chairperson of the meeting may appoint any person to act as secretary of the meeting.

The Board of Directors may adopt by resolution or resolutions such rules and regulations for the conduct of any meeting of the stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the order of business at each such meeting shall be as determined by the chairperson of the meeting. The chairperson of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting. Without limitation with respect to other rules, regulations, procedures, actions or things with respect to the conduct of any stockholder meeting, the chairperson shall have the authority to: (i) establish procedures for the maintenance of order and safety; (ii) limit the time allotted to questions or comments on the affairs of the Corporation; and (iii) restrict entry to such meeting after the time prescribed for the commencement of the meeting and the opening and closing of the voting polls for each item on which a vote is to be taken. Unless and to the extent determined by the Board of Directors or the chairperson presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 2.7. Inspectors. Prior to any meeting of stockholders, the Board of Directors or the Chief Executive Officer: (i) shall appoint one or more inspectors to act at such meeting and make a written report of such meeting; and (ii) may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate inspector is able to act, the person presiding at the stockholders meeting shall appoint one or more inspectors to act at the meeting. Before entering upon the discharge of his or her duties, each inspector shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall: (i) ascertain the number of shares outstanding and the voting power of each; (ii) determine the shares represented at the meeting and the validity of proxies and ballots; (iii) count all votes and ballots; (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and (v) certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons to assist them in the performance of their duties.

The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting. No ballot, proxy or vote, nor any revocation of or change to a ballot, proxy or vote, shall be accepted by the inspectors after the closing of the polls. In determining the validity and counting of proxies and ballots, the inspectors shall be limited to: (i) an examination of the proxies, and any envelopes submitted with such proxies; (ii) any information provided by a stockholder who submits a proxy by telegram, cablegram, or other electronic transmission from which it can be determined that the proxy was authorized by the stockholder; (iii) any written ballot or, if authorized by the Board, a ballot submitted by electronic transmission together with any information from which it can be determined that the electronic transmission was authorized by the stockholder; (iv) any information provided in a record of a vote if such vote was taken at the meeting by means of remote communication along with any information used to verify that any person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder; and (v) the regular books and records of the Corporation. The inspectors may also consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the stockholder holds of record. If the inspectors consider other reliable information for such purpose, at the time they make their certification, the inspectors shall specify (i) the precise information considered by them, including the person or persons from whom they obtained the information; (ii) when the information was obtained; (iii) the means by which the information was obtained; and (iv) the basis for the inspectors’ belief that such information is accurate and reliable.

Section 2.8. Voting; Proxies. Unless otherwise provided in the certificate of incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by such stockholder which has voting power upon the matter in question. If the certificate of incorporation provides for more or less than one vote for any share on any matter, every reference in these bylaws to a majority or other proportion of stock shall refer to such majority or other proportion of the votes of such stock. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy. Notwithstanding the foregoing, no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable but only if the proxy is coupled with an interest sufficient in law to support an irrevocable power. Any such interest may be in the stock itself or an interest in the Corporation generally. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing a written instrument revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation. Voting at stockholders meetings need not be by written ballot unless the holders of a majority of the outstanding shares of all classes of stock entitled to vote thereon present in person or represented by proxy at such meeting shall so determine. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. In all other matters, unless otherwise provided by law or by the certificate of incorporation or these bylaws, the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders. Where a separate vote by class or classes is required, the affirmative vote of the holders of a majority of the shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class or classes, except as otherwise provided by law or by the certificate of incorporation or these bylaws. For purposes of this Section 2.8, votes cast “for” or “against” and “abstentions” with respect to such matter shall be counted as shares of stock of the Corporation entitled to vote on such matter, while “broker non-votes” (or other shares of stock of the Corporation similarly not entitled to vote) shall not be counted as shares entitled to vote on such matter.

Section 2.9. Notice of Stockholder Business and Nominations.

(a) Annual Meeting of Stockholders.

(i) At any annual meeting of the stockholders, only such nominations of persons for election to the Board of Directors and only other business shall be considered or conducted, as shall have been properly brought before the meeting. For nominations to be properly made at an annual meeting, and proposals of other business to be properly brought before an annual meeting, nominations and proposals of other business must be: (A) pursuant to the Corporation’s notice of meeting (or any supplement to the notice of meeting) delivered pursuant to Section 2.3 of these bylaws; (B) by or at the direction of the Board of Directors or any duly authorized committee of the Board of Directors; or (C) by any stockholder of the Corporation who (x) was a stockholder of record at the time of giving of notice provided for in these bylaws and at the time of the annual meeting, (y) is entitled to vote at the meeting and (z) complies with the notice procedures set forth in this bylaw as to such business or nomination. Subject to the Stockholders Agreement, dated on or about the date of these bylaws, by and among the Company, Ares Corporate Opportunities Fund IV, L.P., a Delaware limited partnership (“Ares”), and Ontario Teachers’ Pension Plan Board (“OTPP”, and, together with Ares, the “Sponsors”) (such agreement, the “Stockholders Agreement”), clause (C) of this Section 2.9(a)(i) shall be the exclusive means for a stockholder to make nominations or submit other business (other than matters properly brought under Rule 14a-8 under the Exchange Act and included in the Corporation’s notice of meeting) before an annual meeting of stockholders.

(ii) Without qualification or limitation, for any nominations or any other business to be properly brought before an annual meeting by a stockholder pursuant to paragraph (a)(i)(C)

of this bylaw, the stockholder must have given timely notice of the nominations or other business in writing to the Secretary, and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth day and not later than the close of business on the ninetieth day prior to the first anniversary of the preceding year’s annual meeting. Notwithstanding the previous sentence, in the event that the date of the annual meeting is more than thirty days before or more than sixty days after such anniversary date, or if no annual meeting was held in the preceding year, notice by the stockholder to be timely must be so delivered not earlier than the opening of business on the one hundred twentieth day prior to the date of such annual meeting and not later than the close of business on the later of the ninetieth day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than one hundred days prior to the date of such annual meeting, the tenth day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall any adjournment or postponement of an annual meeting or the announcement of any adjournment or postponement of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above. In addition, to be timely, a stockholder’s notice shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is ten business days prior to the meeting or any adjournment or postponement of the meeting. Such update and supplement shall be delivered to the Secretary at the principal executive offices of the Corporation not later than five business days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than eight business days prior to the date for the meeting, any adjournment or postponement of the meeting in the case of the update and supplement required to be made as of ten business days prior to the meeting or any adjournment or postponement of the meeting. Whether given pursuant to this paragraph (a)(ii) or paragraph (b), to be in proper form, a stockholder’s notice to the Secretary must set forth, as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made: (A) the name and address of such stockholder, as they appear on the Corporation’s books and records, of such beneficial owner, if any, and of their respective affiliates or associates or others acting in concert therewith; (B) the class or series and number of shares of the Corporation which are, directly or indirectly, owned beneficially and of record by such stockholder, such beneficial owner, and of their respective affiliates or associates or others acting in concert therewith; (C) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation directly or indirectly owned beneficially by such stockholder, the beneficial owner, if any, or any affiliates or associates or others acting in concert therewith; (D) any derivative or synthetic arrangement having the characteristics of a long position in any class or series of shares of the Corporation directly or indirectly owned beneficially by such stockholder, the beneficial owner, if any, or any affiliates or associates or others acting in concert therewith; (E) any contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares of the Corporation, including due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of shares of the Corporation, whether or not such instrument, contract or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise, through the delivery of cash or other property, or otherwise, and without regard of whether the stockholder of record, the beneficial owner, if any, or any affiliates or associates or others acting in concert therewith, may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation (any of the foregoing, a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder, the beneficial owner, if any, or any affiliates or associates or others acting in concert therewith; (F) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder has a right to vote any shares of any security of the Corporation; (G) any contract, arrangement, understanding, relationship or otherwise, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by such stockholder, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of the shares of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such stockholder with respect to any class or series of the shares of the Corporation, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any security of the Corporation (any of the foregoing, a “Short Interest”); (H) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder that are separated or separable from the underlying shares of the Corporation; (I) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership; (J) any performance-related fees (other than an asset-based fee) that such stockholder is directly or indirectly entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder’s immediate family sharing the same household; (K) any significant equity interests or any Derivative Instruments or Short Interests in any principal competitor of the Corporation held by such stockholder; and (L) any direct or indirect interest of such stockholder in any contract with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement). The notice described in the preceding sentence shall also set forth, as to each person, if any, whom the stockholder proposes to nominate for election or reelection to the Board of Directors (i) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the Corporation’s proxy statement as a nominee and to serving as a director if elected) and (ii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert with them, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert the proposed nominee, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate of them, or person acting in concert with them, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant. In addition, with respect to each nominee for election or reelection to the Board of Directors, each such nomination must include, at the time made, a completed and signed questionnaire, representation and agreement required by Section 2.10 of these bylaws. At its sole discretion, the Corporation may also require any proposed nominee to furnish such information as may reasonably be required by the Corporation to determine: (x) the qualifications of such proposed nominee; (y) the eligibility of such proposed nominee to serve as an independent director of the Corporation; or (z) that could be material to a reasonable stockholder’s understanding of the qualifications and independence, or lack thereof, of such nominee. The Corporation may also require any proposed nominee to furnish such information as may reasonably be required, pursuant to applicable law, to be disclosed in the proxy materials concerning all persons nominated (by the Corporation or otherwise) for election as a director of the Corporation, whether or not the nominee is to be included in the Corporation’s proxy statement. The proposed nominee shall furnish to the Corporation the requested information pursuant to the preceding two sentences within ten days after receipt of any such request.

(iii) If the notice described in Section 2.9(a)(ii) relates to any business other than a nomination of a director or directors that the stockholder proposes to bring before the meeting, then, to be in proper form, the notice shall set forth: (i) a brief description of the business desired to be brought before the meeting; (ii) the reasons for conducting such business at the meeting and any material interest of such stockholder and beneficial owner, if any, in such business; (iii) the text of the proposal or business (including the text of any resolutions proposed for consideration, and, in the event that such business includes a proposal to amend the bylaws, the text of such proposed amendment); and (iv) a description of all agreements, arrangements and understandings between such stockholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder. For the avoidance of doubt, if the notice described in Section 2.9(a)(ii) relates to both a nomination of a director or directors and other business, the notice shall set forth all of the required information pursuant to this paragraph and the immediately preceding paragraph.

(iv) Notwithstanding anything in the second sentence of paragraph (a)(ii) of this bylaw to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least one hundred days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

(b) Special Meetings of Stockholders. The only business that shall be conducted at a special meeting of stockholders shall be as set forth in the Corporation’s notice of meeting, delivered prior to the special meeting in accordance with these bylaws. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting: (A) by or at the direction of the Board of Directors; or (B) as provided in the Stockholders Agreement. In addition, nominations for election of directors at a special meeting may be made by any stockholder of the Corporation who: (i) is a stockholder of record at the time of giving of notice provided for in this bylaw and at the time of the special meeting; (ii) is entitled to vote at the meeting, and (iii) complies with the notice procedures set forth in this bylaw as to such nomination. With respect to the immediately preceding sentence, however, such nominations by stockholders shall only be made where the Board of Directors or the Sponsors pursuant to Article TENTH subsection (b) of the certificate of incorporation have determined that directors will be elected at the meeting. The immediately preceding two sentences shall be the exclusive means by which a stockholder may make nominations before a special meeting of stockholders at which directors are to be elected or appointed. In the event that the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, other than with respect to any nomination made in the manner provided in the Stockholders Agreement, any stockholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting only if the stockholder’s notice required by paragraph (a)(ii) of this bylaw with respect to any nomination shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth day prior to the date of such special meeting and not later than the close of business on the later of the ninetieth day prior to the date of such special meeting. For the avoidance of doubt, the stockholder’s notice so delivered shall include the completed and signed questionnaire, representation and agreement required by Section 2.10 of these bylaws. If the first public announcement of the date of such special meeting is less than one hundred days prior to the date of such special meeting, such notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the tenth day following the day on which the Corporation first makes a public announcement of the date of the special meeting at which directors are to be elected. In no event shall any adjournment or postponement of a special meeting or the announcement of any adjournment or postponement of a special meeting commence a new time period for the giving of a stockholder’s notice as described in the immediately preceding sentence.

(c) General.

(i) Only such persons who are nominated in accordance with the procedures set forth in this bylaw or in the Stockholders Agreement shall be eligible to be elected as directors. Only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this bylaw. Except as otherwise provided by law, the certificate of incorporation or these bylaws, the chairperson of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this bylaw. In the event any proposed nomination or business is not in compliance with this bylaw, the chairperson shall declare the defective proposal or nomination to be invalid. Unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the Corporation’s annual or special meeting of stockholders to make a nomination or present a proposal of other business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this bylaw, to be considered a qualified representative of the stockholder, a person must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders. Such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(ii) For purposes of this bylaw, “public announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed or furnished by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(iii) Notwithstanding the foregoing provisions of this bylaw, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this bylaw. Notwithstanding the previous sentence, any references in these bylaws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to paragraph (a)(i)(C) or paragraph (b) of this bylaw. Nothing in this bylaw shall be deemed to affect any rights: (i) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act; or (ii) of the holders of any series of Preferred Stock, if and to the extent provided for under law, the certificate of incorporation or these bylaws. Subject to Rule 14a-8 under the Exchange Act, nothing in these bylaws shall be construed to permit any stockholder, or give any stockholder the right, to include or have disseminated or described in the Corporation’s proxy statement any nomination of director or directors or any other business proposal.

(iv) Notwithstanding anything to the contrary contained in this Section 2.9 or in Section 2.10, at any time when the Stockholders Agreement remains in effect, the requirements of this Section 2.9 and of Section 2.10 shall not apply to the exercise by a Sponsor of its rights to designate persons for nomination for election to the Board of Directors pursuant to the Stockholders Agreement.

Section 2.10. Submission of Questionnaire, Representation and Agreement. To be eligible to be a nominee of any stockholder for election or reelection as a director of the Corporation and qualified to serve as a director, a person must deliver to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other persons or entities on whose behalf the nomination is being made pursuant to paragraph (a)(1)(C) or paragraph (b)

of Section 2.9 of these bylaws. In the case of a person nominated for election as a director of the Corporation, such delivery shall be made, pursuant to paragraph (a)(1)(C) or paragraph (b) of Section 2.9 of these bylaws, in accordance with the time periods prescribed for delivery of notice under Section 2.9 of these bylaws. The questionnaire shall be provided by the Secretary to the proposed nominee upon written request by the proposed nominee or the nominating stockholder on such person’s behalf. To be eligible to be a nominee of a stockholder for election or reelection as a director of the Corporation and qualified to serve as a director, a person must also deliver a written representation and agreement that such person: (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law; (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed in the questionnaire; and (C) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation. The form of written representation and agreement shall also be provided by the Secretary to the proposed nominee upon written request by the proposed nominee or the nominating stockholder on such person’s behalf.

Section 2.11. Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment of a meeting of stockholders, the Board of Directors may fix a record date. The record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and the record date shall not be more than sixty nor less than ten days before the meeting date. If the Board fixes a date, that date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting. Notwithstanding the previous sentence, the Board may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting. In such case, the Board shall also fix the record date for stockholders entitled to notice of such adjourned meeting as the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting in accordance with this Section 2.11.

In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date. The record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and the record date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board. If no record date has been fixed by the Board and when no prior action by the Board is required by law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board and prior action by the Board is required by law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.

In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date. The record date shall not precede the date upon which the resolution fixing the record date is adopted, and the record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating to that purpose.

Section 2.12. List of Stockholders Entitled to Vote. At least ten days before every meeting of stockholders, the Secretary shall prepare and make a complete list of the stockholders entitled to vote at the meeting. Notwithstanding the previous sentence, if the record date for determining the stockholders entitled to vote is less than ten days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date. The list shall be arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Nothing in this Section shall require the Corporation to include electronic mail addresses or other electronic content information on such list. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least ten days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting; or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then a list of stockholders entitled to vote at the meeting shall be produced and kept at the time and place of the meeting during the entire meeting and may be examined by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then such list shall also be open to the examination of any stockholder during the entire meeting on a reasonably accessible electronic network. The information required to access such list shall be provided with the notice of the meeting.

ARTICLE III

Board of Directors

Section 3.1. Powers; Number; Qualifications. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, except as may be otherwise provided by law or in the certificate of incorporation. The Board shall consist of one or more members, each of whom shall be a natural person. From time to time, the Board shall determine the number of members.

Section 3.2. Election; Term of Office; Resignation; Removal; Vacancies. Each director shall hold office until the next election of the class for which such director shall have been chosen, and until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any director may resign at any time upon notice given in writing or by electronic transmission to the Board of Directors or to the Chief Executive Officer or the Secretary of the Corporation. Such resignation shall be effective upon delivery, unless the resignation specifies a later effective date or an effective date determined upon the happening of an event or events. Unless otherwise specified in the resignation, no acceptance of such resignation shall be necessary to make the resignation effective. Any director or the entire Board may be removed in accordance with the certificate of incorporation. Unless otherwise provided in the certificate of incorporation or these bylaws, vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class or from any other cause may be filled by a majority of the directors then in office, although less than a quorum, or by the sole remaining director. Whenever the holders of any class or classes of stock or series of stock are entitled to elect one or more directors by the certificate of incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series then in office, or by the sole remaining director so elected. Any director elected or appointed to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor.

Section 3.3. Regular Meetings. Regular meetings of the Board of Directors may be held at such places within or without the State of Delaware and at such times as the Board may from time to time determine, and, if so determined, notice of the meetings need not be given.

Section 3.4. Special Meetings. Special meetings of the Board of Directors may be held at any time or place within or without the State of Delaware whenever called by the Chairperson of the Board, if any, the Chief Executive Officer or by any two or more directors. Special meetings of the Board of Directors may be also called by the Sponsors at any time when the Sponsors, together with their affiliates, beneficially own, in the aggregate, at least 35% of the common stock of the Corporation. Reasonable notice of special meetings shall be given by the person or persons calling the meeting.

Section 3.5. Participation in Meetings by Conference Telephone Permitted. Unless otherwise restricted by the certificate of incorporation or these bylaws, members of the Board of Directors, or any committee designated by the Board, may participate in a meeting of the Board or of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this bylaw shall constitute presence in person at such meeting.

Section 3.6. Quorum; Vote Required for Action. At all meetings of the Board of Directors, a majority of the entire Board shall constitute a quorum for the transaction of business. The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board unless the certificate of incorporation or these bylaws shall require a vote of a greater number. If, at any meeting of the Board a quorum shall not be present, the members of the Board present may adjourn the meeting from time to time until a quorum shall be present.

Section 3.7. Organization. Meetings of the Board of Directors shall be presided over by the Chairperson of the Board, if any. In the absence of the Chairperson of the Board, meetings of the Board shall be presided over by the Chief Executive Officer, or, in his or her absence, by a chairperson chosen at the meeting. The Secretary, or in the absence of the Secretary, an Assistant Secretary, shall act as secretary of the meeting. In the absence of the Secretary and all Assistant Secretaries, the chairperson of the meeting may appoint any person to act as secretary of the meeting.

Section 3.8. Action by Directors Without a Meeting. Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee of the Board of Directors, may be taken without a meeting if all members of the Board or of such committee consent in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 3.9. Compensation of Directors. Unless otherwise restricted by the certificate of incorporation or these bylaws, the Board of Directors shall have the authority to fix the compensation, including fees, reimbursement of expenses and equity compensation, of directors for services to the Corporation in any capacity, including for attendance of meetings of the Board or participation on any committees. Directors who are officers or employees of the Corporation may receive, if the Board desires, compensation for service as directors. Nothing in these bylaws shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation for such service.

ARTICLE IV

Committees

Section 4.1. Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of an alternate member to replace the absent or disqualified member, the member or members of the committee present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent permitted by law and provided in the resolution of the Board establishing such committee or in these bylaws, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. No committee shall have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by law to be submitted to stockholders for approval; (ii) adopting, amending or repealing these bylaws; or (iii) indemnifying directors.

Section 4.2. Committee Rules. Unless the Board of Directors otherwise provides, each committee designated by the Board may adopt, amend and repeal rules for the conduct of its business. In the absence of a provision by the Board or a provision in the rules of such committee to the contrary, a majority of the entire authorized number of members of such committee shall constitute a quorum for the transaction of business. The vote of a majority of the members present at a meeting at the time of such vote if a quorum is then present shall be the act of such committee. In other respects, each committee shall conduct its business in the same manner as the Board conducts its business pursuant to Article III of these bylaws.

Section 4.3. Audit Committee. The Board of Directors shall have an Audit Committee composed of three (3) or more directors, each of whom shall satisfy any securities exchange independence requirements then in effect and applicable to the Corporation. The responsibilities of the Audit Committee shall be stated in the Audit Committee’s charter, as approved by the Board of Directors.

Section 4.4. Compensation Committee. The Board of Directors shall have a Compensation Committee composed of three (3) or more directors, each of whom shall satisfy any securities exchange independence requirements then in effect and applicable to the Corporation. The responsibilities of the Compensation Committee shall be stated in the Compensation Committee’s charter, as approved by the Board of Directors.

Section 4.5. Nominating and Corporate Governance Committee. The Board of Directors shall have a Nominating and Corporate Governance Committee composed of three (3)

or more directors, each of whom shall satisfy any securities exchange independence requirements then in effect and applicable to the Corporation. The responsibilities of the Nominating and Corporate Governance Committee shall be stated in the Nominating and Corporate Governance Committee’s charter, as approved by the Board of Directors.

ARTICLE V

Officers

Section 5.1. Officers; Election. As soon as practicable after the annual meeting of stockholders in each year, the Board of Directors shall elect a Chief Executive Officer and a Secretary, and it may, if it so determines, elect from among its members a Chairperson of the Board and a Vice Chairperson of the Board. The Board may also elect one or more Presidents, one or more Senior Vice Presidents, one or more Vice Presidents, one or more Assistant Secretaries, a Chief Financial Officer, a Chief Legal Officer, a Chief Human Resource Officer, a Chief Marketing Officer, a Treasurer and one or more Assistant Treasurers and such other officers as the Board may deem desirable or appropriate and may give any of them such further designations or alternate titles as it considers desirable. Any number of offices may be held by the same person unless prohibited by law or the certificate of incorporation or these bylaws otherwise provide.

Section 5.2. Term of Office; Resignation; Removal; Vacancies. Unless otherwise provided in the resolution of the Board of Directors electing any officer, each officer shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any officer may resign at any time upon written notice or electronic transmission to the Board or to the Chief Executive Officer or the Secretary of the Corporation. Such resignation shall be effective upon delivery, unless the resignation specifies a later effective date or an effective date determined upon the happening of an event or events. Unless otherwise specified in the resignation, no acceptance of such resignation shall be necessary to make it effective. The Board may remove any officer with or without cause at any time. Any such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation. The election of an officer shall not of itself create contractual rights. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise, may be filled by the Board at any regular or special meeting.

Section 5.3. Chairperson of the Board. The Chairperson of the Board, if any, shall preside at all meetings of the Board of Directors and of the stockholders at which he or she is present. The Chairperson of the Board shall have and may exercise such powers as may, from time to time, be assigned to him or her by the Board or as may be provided by law.

Section 5.4. Vice Chairperson of the Board. In the absence of the Chairperson of the Board, the Vice Chairperson of the Board, if any, shall preside at all meetings of the Board of Directors and of the stockholders at which he or she is present. The Vice Chairperson shall have and may exercise such powers as may, from time to time, be assigned to him or her by the Board or as may be provided by law.

Section 5.5. Chief Executive Officer. In the absence of the Chairperson of the Board and Vice Chairperson of the Board, the Chief Executive Officer shall preside at all meetings of the Board of Directors and of the stockholders at which he or she is present. The Chief Executive Officer shall be the chief executive officer and shall have general charge and supervision of the business of the Corporation. The Chief Executive Officer shall perform all duties incident to the office of president of a corporation and such other duties as may, from time to time, be assigned to him or her by the Board or as may be provided by law.

Section 5.6. President. Each President shall have such general powers and duties of supervision and management as shall be assigned to him or her by the Board of Directors.

Section 5.7. Vice Presidents. Each Vice President shall have such powers and shall perform such duties as shall be assigned to him or her by the Board of Directors.

Section 5.8. Chief Financial Officer. The Board of Directors shall appoint a Chief Financial Officer of the Corporation to serve at the pleasure of the Board of Directors. The Chief Financial Officer of the Corporation shall: (a) have the custody of the corporate funds and securities, except as otherwise provided by the Board of Directors; (b) keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation; (c) deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors; (d) disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements; and (e) render to the Chief Executive Officer and the Board of Directors, whenever they may require it, an account of all his or her transactions as Chief Financial Officer and of the financial condition of the Corporation.

Section 5.9. Secretary. The Secretary shall have the duty to record the proceedings of the meetings of the stockholders, the Board of Directors and any committees in a book to be kept for that purpose. The Secretary (a) shall see that all notices are given in accordance with the provisions of these bylaws or as required by law; (b) shall be custodian of the records of the Corporation; and (c) may affix the corporate seal to any document, the execution of which, on behalf of the Corporation, is duly authorized, and when so affixed may attest to that authorization. The Secretary shall perform all other duties incident to the office of secretary of a corporation and such other duties as may, from time to time, be assigned to him or her by the Board or the Chief Executive Officer or as may be provided by law.

Section 5.10. Other Officers. The Corporation’s other officers shall have such powers and duties in the management of the Corporation as shall be stated in a resolution of the Board of Directors. Any such resolution shall not be inconsistent with these bylaws and, to the extent not so stated, such other officers shall have such powers and duties as generally pertain to their respective offices and shall be subject to the Board’s control. The Board may require any officer, agent or employee to give security for the faithful performance of his or her duties.

Section 5.11. Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors or a committee of the Board of Directors appointed for such purpose.

ARTICLE VI

Stock

Section 6.1. Stock Certificates and Uncertificated Shares. The shares of stock in the Corporation may be represented by certificates. The Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation’s stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate previously issued until such certificate is surrendered to the Corporation. Every holder of stock represented by certificates shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairperson or Vice Chairperson of the Board, if any, the Chief Executive Officer, or a President or a Vice President, and by the Treasurer or an Assistant Treasurer, if any, or the Secretary or an Assistant Secretary, of the Corporation, representing the number of shares of stock registered in certificate form owned by such holder. Any or all of the signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. The Corporation may not issue stock certificates in bearer form.

If the Corporation is authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class or series of stock and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock. Except as otherwise provided by law, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate, which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series of stock and the qualifications, limitations or restrictions of such preferences and/or rights. Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send to the registered owner of the shares a written notice containing the information required by law to be set forth or stated on certificates or a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series of stock and the qualifications, limitations or restrictions of such preferences and/or rights.

Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.

Section 6.2. Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates. The Corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate previously issued by it, alleged to have been lost, stolen or destroyed.

The Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

Section 6.3. Transfer. The shares of the stock of the Corporation shall be transferable in the manner prescribed by law and in these bylaws. In the case of certificated shares of stock, transfers shall be made on the books of the Corporation only by the holder of the shares or by such holder’s attorney duly authorized in writing, upon surrender for cancellation of certificate(s) for at least the same number of shares, with an assignment and power of transfer endorsed on or attached to the certificate, duly executed, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require. In the case of uncertificated shares of stock, transfers shall be made on the books of the Corporation only upon receipt of proper transfer instructions from the registered holder of the shares or by such person’s attorney duly authorized in writing, and upon compliance with appropriate procedures for transferring shares in uncertificated form. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred. Notwithstanding anything to the contrary in these bylaws, at all times that the Corporation’s stock is listed on a stock exchange, the shares of the stock of the Corporation shall comply with all direct registration system eligibility requirements established by such exchange, including any requirement that shares of the Corporation’s stock be eligible for issue in uncertificated or book-entry form. All issuances and transfers of shares of the Corporation’s stock shall be entered on the books of the Corporation with all information necessary to comply with such direct registration system eligibility requirements, including the name and address of the person to whom the shares of stock are issued, the number of shares of stock issued and the date of issue. The Board of Directors shall have the power and authority to make such rules and regulations as it may deem necessary or proper concerning the issue, transfer and registration of shares of stock of the Corporation in both the certificated and uncertificated form.

Section 6.4. Record Owners. The stock ledger shall be the only evidence as to who are the stockholders of the Corporation. The Corporation shall be entitled to recognize the exclusive right of a person registered on its stock ledger as the owner of shares to receive dividends, to vote and to receive notice, and otherwise to exercise all of the rights and powers of an owner of such shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice of the claim, except as otherwise required by law.

ARTICLE VII

Indemnification

Section 7.1. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative ( a “proceeding”), by reason of the fact that he or she is or was a director or an officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, agent or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, agent or trustee or in any other capacity while serving as a director, officer, employee, agent or trustee, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Delaware law, as the same exists or may be amended. In the case of any such amendment, the amendment shall, if permitted, be limited to the Corporation providing broader indemnification rights than such law permitted the Corporation to provide prior to such amendment. The right to indemnification shall cover any expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith. Notwithstanding anything to the contrary in this Section 7.1, except as provided in Section 7.3 with respect to proceedings to enforce rights to indemnification or advancement of expenses or with respect to any compulsory counterclaim brought by such indemnitee, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part of a proceeding) initiated by such indemnitee only if such proceeding (or part of such proceeding) was authorized by the Board of Directors.

Section 7.2. Right to Advancement of Expenses. In addition to the right to indemnification conferred in Section 7.1, an indemnitee shall also have the right to be paid by the Corporation for the expenses (including attorney’s fees) incurred in appearing at, participating in or defending any such proceeding referred to in Section 7.1 in advance of its final disposition or in connection with a proceeding brought to establish or enforce a right to indemnification or advancement of expenses under this Article VII which shall be governed by Section 7.3 (an “advancement of expenses”). Notwithstanding the previous sentence, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer shall be made solely upon delivery to the Corporation of an undertaking (an “undertaking”), by or on behalf of such indemnitee, if: (i) the General Corporation Law of the State of Delaware (the “DGCL”) requires; or (ii), in the case of an advance made in a proceeding brought to establish or enforce a right to indemnification or advancement. The undertaking required by the previous sentence shall not be required with respect to an advancement of expenses incurred by an indemnitee in any capacity other than as a director or officer. The indemnitee shall undertake to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (a “final adjudication”) that such indemnitee is not entitled to be indemnified or entitled to advancement of expenses under Sections 7.1 and 7.2 or otherwise.

Section 7.3. Right of Indemnitee to Bring Suit. If a claim under Section 7.1 or 7.2 is not paid in full by the Corporation within (a) sixty days after a written claim for indemnification has been received by the Corporation or (b) twenty days after a claim for an advancement of expenses has been received by the Corporation, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim or to obtain advancement of expenses, as applicable. To the fullest extent permitted by law, if the indemnitee is successful in whole or in part in: (i) any suit to enforce his or her indemnification rights under these bylaws; or (ii) any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be reimbursed for all of the costs and expenses incurred in prosecuting or defending such suit, including, without limitation, reasonable attorneys’ fees. In any suit brought by the indemnitee to enforce a right to indemnification under these bylaws it shall be a defense that the indemnitee has not met any applicable standard for indemnification set forth in the DGCL. No such defense shall apply, however, with respect to a suit brought by the indemnitee to enforce a right to an advancement of expenses. In any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the indemnitee has not met any applicable standard for indemnification set forth in the DGCL. For the avoidance of doubt, such expenses shall include, without limitation, reasonable attorneys’ fees. Neither: (i) the failure of the Corporation to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the DGCL; nor (ii) an actual determination by the Corporation that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct, or, in the case of such a suit brought by the indemnitee, be a defense to such suit. For the avoidance of doubt, the term Corporation as used in the immediately preceding sentence shall include the Corporation’s directors who are not parties to such action, a committee of such directors, independent legal counsel or the Corporation’s stockholders. Whether in an action brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses under these bylaws, or in an action brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article VII or otherwise shall be on the Corporation.

Section 7.4. Indemnification Not Exclusive.

(a) The provision of indemnification to or the advancement of expenses and costs to any indemnitee under this Article VII, or the entitlement of any indemnitee to indemnification or advancement of expenses and costs under this Article VII, shall not limit or restrict in any way the power of the Corporation to indemnify or advance expenses and costs to such indemnitee in any other way permitted by law. Nor shall the provision of such indemnification or advancement be deemed exclusive of, or invalidate, any right to which any indemnitee seeking indemnification or advancement of expenses and costs may be entitled under any law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such indemnitee’s capacity as an officer, director, employee or agent of the Corporation and as to action in any other capacity.

(b) Given that certain jointly indemnifiable claims (as defined below) may arise due to the service of the indemnitee as a director and/or officer of the Corporation at the request of the indemnitee-related entities (as defined below), the Corporation shall be fully and primarily responsible for the payment to the indemnitee in respect of indemnification or advancement of all expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by the terms of the certificate of incorporation or these bylaws of the Corporation (or any other agreement between the Corporation and such persons, including the

Stockholders Agreement) in connection with any such jointly indemnifiable claims, pursuant to and in accordance with the terms of this Article VII, irrespective of any right of recovery the indemnitee may have from the indemnitee-related entities. Any obligation on the part of any indemnitee-related entities to indemnify or advance expenses to any indemnitee shall be secondary to the Corporation’s obligation and shall be reduced by any amount that the indemnitee may collect as indemnification or advancement from the Corporation. The Corporation irrevocably waives, relinquishes and releases the indemnitee-related entities from any and all claims it may have against the indemnitee-related entities for contribution, subrogation or any other recovery of any kind in respect of contribution or subrogation. Under no circumstance shall the Corporation be entitled to any right of subrogation or contribution by the indemnitee-related entities. No right of advancement or recovery the indemnitee may have from the indemnitee-related entities shall reduce or otherwise alter the rights of the indemnitee or the obligations of the Corporation regardless of source. In the event that any of the indemnitee-related entities shall make any payment to the indemnitee in respect of indemnification or advancement of expenses with respect to any jointly indemnifiable claim, the indemnitee-related entity making such payment shall be subrogated to the extent of such payment to all of the rights of recovery of the indemnitee against the Corporation. The indemnitee shall execute all papers reasonably required and shall do all things that may be reasonably necessary to secure such rights, including the execution of such documents as may be necessary to enable the indemnitee-related entities effectively to bring suit to enforce such rights. Each of the indemnitee-related entities shall be third-party beneficiaries with respect to this Section 7.4(b), entitled to enforce this Section 7.4(b).

For purposes of this Section 7.4(b), the following terms shall have the following meanings:

(1) The term “indemnitee-related entities” means any corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise (other than the Corporation or any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise for which the indemnitee has agreed, on behalf of the Corporation or at the Corporation’s request, to serve as a director, officer, employee or agent and which service is covered by the indemnity described in these bylaws) from whom an indemnitee may be entitled to indemnification or advancement of expenses with respect to which, in whole or in part, the Corporation may also have an indemnification or advancement obligation. For the avoidance of doubt, the Sponsors and their respective affiliates shall be indemnitee-related entities.

(2) The term “jointly indemnifiable claims” shall be broadly construed and shall include, without limitation, any action, suit or proceeding for which the indemnitee shall be entitled to indemnification or advancement of expenses from both the indemnitee-related entities and the Corporation pursuant to Delaware law, any agreement or certificate of incorporation, bylaws, partnership agreement, operating agreement, certificate of formation, certificate of limited partnership or comparable organizational documents of the Corporation or the indemnitee-related entities, as applicable.

Section 7.5. Corporate Obligations; Reliance. The rights granted pursuant to the provisions of this Article VII shall vest at the time a person becomes a director or officer of the Corporation. Such vested rights shall be deemed to create a binding contractual obligation on the part of the Corporation to the persons who from time to time are elected as officers or directors of the Corporation. Persons acting in their capacities as officers or directors of the Corporation or any subsidiary shall be entitled to rely on such provisions of this Article VII without giving notice of their reliance to the Corporation. Such rights shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee’s heirs, executors and administrators. Any amendment, alteration or repeal of this Article VII that adversely affects any right of an indemnitee or its successors shall be prospective only. Any such amendment, alteration or repeal shall not limit, eliminate or impair any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.

Section 7.6. Insurance. At its expense, the Corporation may maintain insurance to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Section 7.7. Indemnification of Employees and Agents of the Corporation. To the extent authorized from time to time by the Board of Directors, the Corporation may grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article VII with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

ARTICLE VIII

Miscellaneous

Section 8.1. Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors.

Section 8.2. Seal. The Corporation may have a corporate seal which shall have the name of the Corporation inscribed thereon. The seal shall be in such form as approved from time to time by the Board of Directors. The corporate seal may be used by causing it or a facsimile of the seal to be impressed or affixed or in any other manner reproduced.

Section 8.3. Waiver of Notice of Meetings of Stockholders, Directors and Committees. Whenever notice is required to be given by law or under any provision of the certificate of incorporation or these bylaws, a written waiver of the notice, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time that the notice is given or required to be given, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the certificate of incorporation or these bylaws.

Section 8.4. Interested Directors; Quorum. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee of the Board of Directors which authorizes the contract or transaction, or solely because such director’s or officer’s votes are counted for such purpose, if: (1) the material facts as to director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (2) the material facts as to director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (3) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board, a committee of the Board of Directors or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee which authorizes the contract or transaction.

Section 8.5. Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on, or by means of, or be in the form of, any information storage device, or method. Records so kept must be convertible into clearly legible paper form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect such records in accordance with law.

Section 8.6. Amendment of Bylaws. These bylaws may be amended, altered or repealed, and new bylaws adopted, only in the manner set forth in the certificate of incorporation.